TerrAscend Reports First Quarter 2024 Financial Results

Net Revenue of $80.6 million, an increase of 16.1% year-over-year

Cash Flow from operations of $13.3 million and Free Cash Flow1 of $10.5 million in the quarter

TORONTO, May 9, 2024 - TerrAscend Corp. (“TerrAscend” or the “Company”) (TSX: TSND, OTCQX: TSNDF), a leading North American cannabis company, today reported its financial results for the first quarter ended March 31, 2024. All amounts are expressed in U.S. dollars and are prepared under U.S. Generally Accepted Accounting Principles (GAAP), unless indicated otherwise.

The following financial measures are reported as results from continuing operations due to the shutdown of the licensed producer business in Canada, which is reported as discontinued operations through September 30, 2023. All historical periods have been restated accordingly.

First Quarter 2024 Financial Highlights

●
Net Revenue was $80.6 million, an increase of 16.1% year-over-year.
●
Gross Profit Margin was 48.0%, compared to 48.8% in Q1 2023.
●
Net loss from continuing operations was $14.9 million, compared to a net loss of $19.2 million in Q1 2023.
●
EBITDA from continuing operations1 was $8.7 million, compared to $6.1 million in Q1 2023.
●
Adjusted EBITDA from continuing operations1 was $16.2 million, compared to $12.2 million in Q1 2023, an increase of 33.0% year-over-year.
●
Adjusted EBITDA Margin from continuing operations1 was 20.1%, compared to 17.6% in Q1 2023.
●
Cash flow provided by operating activities from continuing operations was $13.3 million compared to $10.5 million in Q1 2023.
●
Free Cash Flow1 was $10.5 million compared to $8.0 million in Q1 2023.

“For the first quarter, revenue and Adjusted EBITDA increased materially year-over-year and we delivered another quarter of strong positive Free Cash Flow,” stated Jason Wild, Executive Chairman of TerrAscend. “Independent of reform, we enter this exciting stretch with the right team and high-performing assets. There are also multiple catalysts on the horizon that would further amplify our results going forward. In Pennsylvania, adult use appears to be closer than ever given recent legislative activities and comments from the Governor. At the federal level, the recent news around DEA rescheduling is encouraging and, if implemented, would dramatically improve our balance sheet and profitability. Finally, one of TerrAscend’s major differentiators is our ‘wide open map’. This enables us to strike extremely accretive deals to enter additional attractive states via best in breed operators. We can’t wait to share more details on this front when appropriate.”

Financial Summary Q1 2024 and Comparative Periods

All figures are restated for the Canadian business recorded as discontinued operations through Q3 2023.

(in millions of U.S. Dollars)	Q1 2024	Q1 2023
Revenue, net	80.6	69.4
Year-over-Year increase	16.1%	42.8%

Gross profit	38.7	33.9
Gross profit margin	48.0%	48.8%

General & Administrative expenses	28.0	27.7
Share-based compensation expense (included in G&A expenses above)	1.5	1.7
G&A as a % of revenue, net	34.7%	39.9%

Net loss from continuing operations	(14.9)	(19.2)

EBITDA from continuing operations	8.7	6.1

Adjusted EBITDA from continuing operations[1]	16.2	12.2
Adjusted EBITDA Margin from continuing operations[1]	20.1%	17.6%

Net cash provided by (used in) operations- continuing operations	13.3	10.5

Free Cash Flow[1]	10.5	8.0

1. EBITDA from continuing operations, Adjusted EBITDA from continuing operations, Adjusted EBITDA Margin from continuing operations, and Free Cash Flow are non-GAAP measures defined in the section titled “Definition and Reconciliation of Non-GAAP Measures” below and reconciled to the most directly comparable GAAP measure, at the end of this release.

First Quarter 2024 Business and Operational Highlights

•
Seventh consecutive quarter of positive cash flow provided by continuing operations.
•
Paid down $9.8 million in debt.
•
Grew Pennsylvania wholesale sales 80% year-over-year.
•
Michigan achieved 40% gross margin for the second consecutive quarter.
•
Acquired the remaining 50.1% equity in State Flower and three Apothecarium dispensaries in California, all of which were already previously consolidated into financial results.
•
Expanded Valhalla product lineup to include one of the first 100mg edibles in Pennsylvania resulting in Valhalla brand growth of 54% sequentially.
•
Won two Cannademix Community Awards for New Jersey Best Flower and New Jersey Best Extract.

First Quarter 2024 Financial Results

Net revenue for the first quarter of 2024 was $80.6 million as compared to $69.4 million for the first quarter of 2023, representing year-over-year growth of 16.1%. This growth was driven by the acquisition of four dispensaries and commencement of adult-use sales in Maryland, a doubling of the Company’s wholesale business due to increased demand for the Company’s brands across the new store openings in New Jersey, and an 80% increase in Pennsylvania wholesale driven by performance of the Legend flower and Valhalla edibles brands, partially offset by retail declines in New Jersey and Michigan.

Gross profit margin for the first quarter of 2024 was 48.0% as compared to 48.8% in the first quarter of 2023. The year-over-year decrease of 80 basis points was driven by channel mix shift in New Jersey and scale-up related costs in Maryland, partially offset by improvements in Michigan.

General & Administrative expenses (G&A) for the first quarter of 2024 were $28.0 million as compared to $27.7 million in the first quarter of 2023. G&A expenses, excluding stock-based compensation, were $26.5 million compared to $26.0 million in the first quarter of 2023. G&A as a percent of revenue, excluding stock-based compensation, was 32.9% in the first quarter, compared to 37.5% in the first quarter of 2023.

Net loss from continuing operations was $14.9 million, compared to a net loss of $19.2 million in the first quarter of 2023. The improvement was driven by revenue and gross margin growth while maintaining G&A expenses relatively flat.

Adjusted EBITDA from continuing operations grew 33% year-over-year to $16.2 million, representing a 20.1% Adjusted EBITDA margin, as compared to $12.2 million and 17.6% in the first quarter of 2023. The year-over-year improvement of 250 basis points was driven by G&A expense leverage, partially offset by an 80 basis point decline in gross margin.

Balance Sheet and Cash Flow

Cash and cash equivalents, including restricted cash, were $25.7 million as of March 31, 2024, compared to $25.3 million as of December 31, 2023. Net cash provided by operating activities from continuing operations was $13.3 million for the first quarter of 2024 compared to $10.5 million in the first quarter of 2023. This represented the Company’s seventh consecutive quarter of positive cash flow from continuing operations. Capex spending was $2.8 million in the first quarter of 2024 related to the Company’s Hagerstown, Maryland expansion. Free cash flow was $10.5 million as compared to $8.0 million in the first quarter of 2023. During the quarter, payments were made related to $9.8 million of additional debt paydown.

As of May 8, 2024, there were 368 million basic shares outstanding including 291 million common shares, 13 million preferred shares as converted, and 63 million exchangeable shares. Additionally, there are 42 million warrants and options outstanding at a weighted average price of $3.93.

Conference Call

TerrAscend will host a conference call today, May 9, 2024, to discuss these results. Jason Wild, Executive Chairman, Ziad Ghanem, President and Chief Operating Officer, and Keith Stauffer, Chief Financial Officer, will host the call starting at 5:00 p.m. Eastern time. A question-and-answer session will follow management's presentation.

Date:	Thursday, May 9, 2024
Time:	5:00 p.m. Eastern Time
Webcast:	https://ir.terrascend.com/news-events/ir-calendar
Dial-in Number:	1-888-664-6392
Replay:	416-764-8677 or 1-888-390-0541

Available until 12:00 midnight Eastern Time Thursday, May 23, 2024 Replay Entry Code: 100922#

Financial results and analyses are available on the Company’s website (www.terrascend.com) and SEDAR+ (www.sedarplus.ca).

The Toronto Stock Exchange (“TSX”) has neither approved nor disapproved the contents of this news release. Neither the TSX nor any securities regulator accepts responsibility for the adequacy or accuracy of this release.

About TerrAscend

TerrAscend is a leading TSX-listed cannabis company with interests across the North American cannabis sector, including vertically integrated operations in Pennsylvania, New Jersey, Maryland, Michigan and California through TerrAscend Growth Corp. and retail operations in Canada through TerrAscend Canada Inc. (“TerrAscend”). TerrAscend operates The Apothecarium, Gage and other dispensary retail locations as well as scaled cultivation, processing, and manufacturing facilities in its core markets. TerrAscend’s cultivation and manufacturing practices yield consistent, high-quality cannabis, providing industry-leading product selection to both the medical and legal adult-use markets. The Company owns or licenses several synergistic businesses and brands including Gage Cannabis, The Apothecarium, Cookies, Lemonnade, Ilera Healthcare, Kind Tree, Legend, State Flower, Wana, and Valhalla Confections. For more information visit www.terrascend.com.

Caution Regarding Cannabis Operations in the United States

Investors should note that there are significant legal restrictions and regulations that govern the cannabis industry in the United States. Cannabis remains a Schedule I drug under the US Controlled Substances Act, making it illegal under federal law in the United States to, among other things, cultivate, distribute, or possess cannabis in the United States. Financial transactions involving proceeds generated by, or intended to promote, cannabis-related business activities in the United States may form the basis for prosecution under applicable US federal money laundering legislation.

While the approach to enforcement of such laws by the federal government in the United States has trended toward non-enforcement against individuals and businesses that comply with medical or adult-use cannabis programs in states where such programs are legal, strict compliance with state laws with respect to cannabis will neither absolve TerrAscend of liability under U.S. federal law, nor will it provide a defense to any federal proceeding which may be brought against TerrAscend. The enforcement of federal laws in the United States is a significant risk to the business of TerrAscend and any proceedings brought against TerrAscend thereunder may adversely affect TerrAscend's operations and financial performance.

Forward Looking Information

This news release contains “forward-looking information” within the meaning of applicable securities laws. Forward-looking information contained in this press release may be identified by the use of words such as, “may”, “would”, “could”, “will”, “likely”, “expect”, “anticipate”, “believe, “intend”, “plan”, “forecast”, “project”, “estimate”, “outlook” and other similar expressions, and include statements with respect to future revenue and profits. Forward-looking information is not a guarantee of future performance and is based upon a number of estimates and assumptions of management in light of management’s experience and perception of trends, current conditions and expected developments, as well as other factors relevant in the circumstances, including assumptions in respect of current and future market conditions, the current and future regulatory environment, and the availability of licenses, approvals and permits.

Although the Company believes that the expectations and assumptions on which such forward-looking information is based are reasonable, undue reliance should not be placed on the forward-looking information because the Company can give no assurance that they will prove to be correct. Actual results and developments may differ materially from those contemplated by these statements. Forward-looking information is subject to a variety of risks and uncertainties that could cause actual events or results to differ materially from those projected in the forward-looking information. Such risks and uncertainties include, but are not limited to, current and future market conditions; risks related to federal, state, provincial, territorial, local and foreign government laws, rules and regulations, including federal and state laws in the United States relating to cannabis operations in the United States; and the risk factors set out in the Company’s most recently filed MD&A, filed with the Canadian securities regulators and available under the Company’s profile on SEDAR+ at www.sedarplus.ca and in the section titled “Risk Factors” in the Company’s Annual Report for the year ended December 31, 2023 filed with the Securities and Exchange Commission on March 14, 2024.

The statements in this press release are made as of the date of this release. The Company disclaims any intent or obligation to update any forward-looking information, whether, as a result of new information, future events, or results or otherwise, other than as required by applicable securities laws.

Definition and Reconciliation of Non-GAAP Measures

In addition to reporting the financial results in accordance with GAAP, the Company reports certain financial results that differ from what is reported under GAAP. Non-GAAP measures used by management do not have any standardized meaning prescribed by GAAP and may not be comparable to similar measures presented by other companies. The Company believes that certain investors and analysts use these measures to measure a company’s ability to meet other payment obligations or as a common measurement to value companies in the cannabis industry, and the Company calculates: (i) EBITDA from continuing operations and Adjusted EBITDA from continuing operations as net income (loss), adjusted to exclude [provision for income taxes, finance expenses, depreciation and amortization, relief of fair value upon acquisition, share-based compensation, gain on extinguishment of debt, restructuring related charges, impairment of good will and intangible assets and certain other items which management believes are not reflective of the ongoing operations and performance, (ii) Adjusted EBITDA Margin from continuing operations as EBITDA from continuing operations adjusted for certain material non-cash items such as inventory write downs outside of the normal course of operations, share based compensation expense, impairment charges taken on goodwill, intangible assets and property and equipment, the gain or loss recognized on the revaluation of our contingent consideration liabilities, the gain or loss recognized on the remeasurement of the fair value of the U.S denominated preferred share warrants and other warrants liabilities, one time fees incurred in connection with our acquisitions and certain other adjustments management believes are not reflective of the ongoing operations and performance, (iii) Free Cash Flow as net cash provided by operating activities from continuing operations as presented in the Consolidated Statements of Cash Flows, less capital expenditures for property and equipment, and (iv) General & Administrative expenses excluding stock-based compensation as a percentage of Revenue, net. Such information is intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. The Company believes this definition is a useful measure to assess the performance of the Company as it provides more meaningful operating results by excluding the effects of expenses that are not reflective of the Company’s underlying business performance and other one-time or non-recurring expenses.

For more information regarding TerrAscend:

Keith Stauffer

Chief Financial Officer

ir@terrascend.com

855-837-7295

TerrAscend Corp.

Consolidated Balance Sheet

(Amounts expressed in thousands of United States dollars, except for share and per share amounts)

	At	At
	March 31, 2024	December 31, 2023
Assets
Current Assets
Cash and cash equivalents	$22,664	$22,241
Restricted cash	3,110	3,106
Accounts receivable, net	17,013	19,048
Investments	1,965	1,913
Inventory	49,199	51,683
Prepaid expenses and other current assets	3,704	4,898
	97,655	102,889
Non-Current Assets
Property and equipment, net	194,256	196,215
Deposits	284	337
Operating lease right of use assets	41,488	43,440
Intangible assets, net	214,060	215,854
Goodwill	106,929	106,929
Other non-current assets	867	854
	557,884	563,629
Total Assets	$655,539	$666,518

Liabilities and Shareholders' Equity
Current Liabilities
Accounts payable and accrued liabilities	$49,673	$49,897
Deferred revenue	4,510	4,154
Loans payable, current	133,668	137,737
Contingent consideration payable, current	1,490	6,446
Operating lease liability, current	1,816	1,244
Lease obligations under finance leases, current	2,079	2,030
Corporate income tax payable	5,143	4,775
Other current liabilities	737	717
	199,116	207,000
Non-Current Liabilities
Loans payable, non-current	58,409	61,633
Operating lease liability, non-current	43,967	45,384
Lease obligations under finance leases, non-current	383	407
Derivative liability	6,075	5,162
Convertible debt	7,682	7,266
Deferred income tax liability	16,919	17,175
Contingent consideration payable, non-current	1,424	—
Liability on uncertain tax position and other long term liabilities	89,455	81,751
	224,314	218,778
Total Liabilities	423,430	425,778
Commitments and Contingencies
Shareholders' Equity
Share Capital
Series A, convertible preferred stock, no par value, unlimited shares authorized; 12,350 and 12,350 shares outstanding as of March 31, 2024 and December 31, 2023, respectively	—	—
Series B, convertible preferred stock, no par value, unlimited shares authorized; 600 and 600 shares outstanding as of March 31, 2024 and December 31, 2023, respectively	—	—
Series C, convertible preferred stock, no par value, unlimited shares authorized; nil and nil shares outstanding as of March 31, 2024 and December 31, 2023, respectively	—	—
Series D, convertible preferred stock, no par value, unlimited shares authorized; nil and nil shares outstanding as of March 31, 2024 and December 31, 2023, respectively	—	—
Proportionate voting shares, no par value, unlimited shares authorized; nil and nil shares outstanding as of March 31, 2024 and December 31, 2023, respectively	—	—
Exchangeable shares, no par value, unlimited shares authorized; 63,492,038 and 63,492,038 shares outstanding as of March 31, 2024 and December 31, 2023, respectively	—	—
Common shares, no par value, unlimited shares authorized; 291,284,814 and 288,327,497 shares outstanding as of March 31, 2024 and December 31, 2023, respectively	—	—
Additional paid in capital	945,825	944,859
Accumulated other comprehensive income	2,197	1,799
Accumulated deficit	(717,398)	(704,162)
Non-controlling interest	1,485	(1,756)
Total Shareholders' Equity	232,109	240,740
Total Liabilities and Shareholders' Equity	$655,539	$666,518

TerrAscend Corp.

Consolidated Statements of Operations and Comprehensive Loss

(Amounts expressed in thousands of United States dollars, except for share and per share amounts)

	For the Three Months Ended
	March 31, 2024	March 31, 2023
Revenue, net	80,633	69,398

Cost of Sales	41,902	35,498

Gross profit	38,731	33,900

Operating expenses:
General and administrative	28,008	27,730
Amortization and depreciation	2,215	2,029
Impairment of property and equipment and right of use assets	2,438	335
Total operating expenses	32,661	30,094

Income from operations	6,070	3,806

Other (income) expense
Loss from revaluation of contingent consideration	1,393	—
Loss (gain) on fair value of warrants and purchase option derivative assets	983	(438)
Finance and other expenses	8,589	10,087
Transaction and restructuring costs	—	3
Unrealized and realized foreign exchange loss (gain)	285	(31)
Unrealized and realized loss on investments	—	699
Loss from continuing operations before provision for income taxes	(5,180)	(6,514)
Provision for income taxes	9,671	12,664
Net loss from continuing operations	$(14,851)	$(19,178)

Discontinued operations:
Loss from discontinued operations, net of tax	$—	$(3,591)
Net loss	$(14,851)	$(22,769)

Foreign currency translation adjustment	(398)	347
Comprehensive loss	$(14,453)	$(23,116)

Net loss from continuing operations attributable to:
Common and proportionate Shareholders of the Company	$(17,055)	$(21,364)
Non-controlling interests	$2,204	$2,186

Comprehensive loss attributable to:
Common and proportionate Shareholders of the Company	$(16,657)	$(25,302)
Non-controlling interests	$2,204	$2,186

Net loss per share
Net loss per share - basic:
Continuing operations	$(0.06)	$(0.08)
Discontinued operations	$—	$(0.01)
Net loss per share - basic	$(0.06)	$(0.09)
Weighted average number of outstanding common shares	290,618,567	267,211,093

Net loss per share - diluted:
Continuing operations	$(0.06)	$(0.08)
Discontinued operations	$—	$(0.01)
Net loss per share - diluted	$(0.06)	$(0.09)
Weighted average number of outstanding common shares, assuming dilution	290,618,567	267,211,093

TerrAscend Corp.

Consolidated Statements of Cash Flows

(Amounts expressed in thousands of United States dollars, except for share and per share amounts)

	For the Three Months Ended
	March 31, 2024	March 31, 2023
Operating activities
Net loss from continuing operations	$(14,851)	$(19,178)
Adjustments to reconcile net loss to net cash provided by operating activities
Non-cash adjustments of inventory	—	797
Accretion expense	5,875	4,763
Depreciation of property and equipment and amortization of intangible assets	5,000	4,771
Amortization of operating right-of-use assets	716	454
Share-based compensation	1,485	1,713
Deferred income tax expense	(256)	1,446
Loss (gain) on fair value of warrants and purchase option derivative	983	(438)
Gain on disposal of fixed assets	—	307
Loss from revaluation of contingent consideration	1,393	—
Impairment of property and equipment and right of use assets	2,439	—
Loss on derecognition of right of use assets and lease termination	—	205
Bad debt expense	67	—
Unrealized and realized foreign exchange loss (gain)	285	(31)
Unrealized and realized loss on investments	—	699
Changes in operating assets and liabilities
Receivables	1,954	773
Inventory	2,476	(4,969)
Prepaid expense and other current assets	1,189	1,203
Deposits	—	97
Other assets	(12)	(131)
Accounts payable and accrued liabilities and other payables	(3,512)	6,882
Operating lease liability	(670)	(473)
Other liability	(537)	(14)
Uncertain tax position liabilities	8,503	—
Corporate income tax payable	368	11,773
Deferred revenue	356	(195)
Net cash provided by operating activities- continuing operations	13,251	10,454
Net cash used in operating activities - discontinued operations	—	(2,020)
Net cash provided by operating activities	13,251	8,434

Investing activities
Investment in property and equipment	(2,796)	(2,497)
Investment in intangible assets	(127)	(14)
Principal payments received on lease receivable	—	111
Success fees related to ATC and other investment	—	738
Payment for land contracts	(250)	(308)
Cash portion of consideration paid in acquisitions, net of cash of acquired	(250)	(9,611)
Net cash used in investing activities - continuing operations	(3,423)	(11,581)
Net cash provided investing activities - discontinued operations	—	—
Net cash used in investing activities	(3,423)	(11,581)

Financing activities
Transfer of Employee Retention Credit	—	12,677
Proceeds from loan payable, net of transaction costs	3,137	—
Proceeds from options and warrants exercised	—	81
Loan principal paid	(12,215)	(1,204)
Capital distributions paid to non-controlling interests	(337)	(1,884)
Proceeds from private placement, net of share issuance costs	—	—
Payments made for financing obligations and finance lease	(184)	(157)
Net cash (used in) provided by financing activities- continuing operations	(9,599)	9,513
Net cash used in financing activities- discontinued operations	—	(115)
Net cash (used in) provided by financing activities	(9,599)	9,398

Net increase in cash and cash equivalents and restricted cash during the period	229	6,251
Net effects of foreign exchange	198	523
Cash and cash equivalents and restricted cash, beginning of the period	25,347	26,763
Cash and cash equivalents and restricted cash, end of the period	$25,774	$33,537

Supplemental disclosure with respect to cash flows
Income taxes paid (refund received)	$1,013	$(551)
Interest paid	$6,264	$2,456
Lease termination fee paid	$163	$—
Non-cash transactions
Equity and warrant liability issued for acquisitions and non-controlling interest	$4,674	$750
Shares issued for Canopy USA arrangement	$—	$593
Accrued capital purchases	$1,253	$555

TerrAscend Corp.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Amounts expressed in thousands of United States dollars, except for percentages)(unaudited)

The table below reconciles net loss from continuing operations to EBITDA from continuing operations and Adjusted EBITDA from continuing operations:

	For the Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023
Revenue, net	$80,633	$86,566	69,398

Net loss	(14,851)	(41,814)	$(22,769)
Net loss margin %	-18.4%	-48.3%	-32.8%

Loss from discontinued operations	—	—	3,591
Loss from continuing operations	(14,851)	(41,814)	(19,178)

Add (deduct) the impact of:
Provision for income taxes	9,671	(9,202)	12,664
Finance expenses	8,872	9,065	7,875
Amortization and depreciation	5,000	5,203	4,771
EBITDA from continuing operations	8,692	(36,748)	6,132
Add (deduct) the impact of:
Share-based compensation	1,485	2,238	1,713
Impairment of goodwill and intangible assets	—	55,993	—
Loss from revaluation of contingent consideration	1,393	—	—
Restructuring and executive severance	—	186	—
Other one-time items	958	2	1,358
Employee Retention Credits Transfer Fee	—	—	2,235
Loss (gain) on lease termination and derecognition of right of use assets	—	(1,217)	205
Loss (gain) on fair value of warrants and purchase option derivative asset	983	(2,886)	(437)
Impairment of property and equipment and impairment of right of use assets	2,438	1,734	334
Gain on disposal of fixed assets	—	(35)	—
Unrealized and realized loss on investments	—	238	699
Unrealized and realized foreign exchange loss (gain)	285	122	(31)
Adjusted EBITDA from continuing operations	$16,234	$19,627	$12,208
Adjusted EBITDA Margin from continuing operations	20.1%	22.7%	17.6%

The table below reconciles Net cash provided by (used in) operating activities – continuing operations to Free Cash Flow:

	For the Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023
Net cash provided by operating activities- continuing operations	$13,251	$9,420	$10,454
Capital expenditures for property and equipment	(2,796)	(1,538)	(2,497)
Free Cash Flow	$10,455	$7,882	$7,957

The table below reconciles Revenue, net to General & Administrative expenses excluding stock-based compensation as a percentage of revenue, net:

	For the Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023
Revenue, net	$80,633	$86,566	$69,398

General & Administrative expenses	28,008	27,684	27,730
Less: stock-based compensation	1,485	2,238	1,713
General & Administrative expenses excluding stock-based compensation	$26,523	$25,446	$26,017

G&A excluding stock-based compensation as a % of revenue, net	32.9%	29.4%	37.5%